Exhibit 99.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of May 29, 2012, is by and between Diamond Foods, Inc., a Delaware corporation (the “Company”) and OCM/FF Adamantine Holdings, Ltd. (the “Purchaser”), and amends the Securities Purchase Agreement, dated as of May 22, 2012, by and between the Company and the Purchaser (the “Securities Purchase Agreement”).

WHEREAS, the Company and the Purchaser have agreed to make certain amendments to the Securities Purchase Agreement solely upon the terms and conditions provided for in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Exhibit E to the Securities Purchase Agreement. The first sentence of Section 4.1 of Exhibit E to the Stock Purchase Agreement is hereby deleted and replaced with the following:

“Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the quotient obtained by dividing the Liquidation Preference of such holder’s shares of Series A Preferred Stock by $23.16 (the “Voting Conversion Price”, which Voting Conversion Price shall be subject to adjustments in all respects consistent with the adjustments to “Conversion Price” provided in Sections 9.2(ii)(B) and (C)), rounded down to the nearest integer, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.”

2. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3. No Further Modification. Except as specifically amended herein, the Securities Purchase Agreement is hereby ratified and confirmed and shall remain in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Securities Purchase Agreement, shall mean and be a reference to the Securities Purchase Agreement, as amended hereby.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY:
DIAMOND FOODS, INC.
By:	/s/ Brian Driscoll
Name:	Brian Driscoll
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

PURCHASER:
OCM PF/FF ADAMANTINE HOLDINGS, LTD.
By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Matt Wilson
Name:	Matt Wilson
Title:	Managing Director

By:	/s/ Zach Serebrenik
Name:	Zach Serebrenik
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT TO SECURITIES PURCHASE AGREEMENT]